July 12, 1999

Board of Directors
R.H. Phillips, Inc.
26836 County Road 12A
Esparto, CA 95627

Re:  Registration Statement on Form S-8
     Employee Stock Purchase Plan.

Ladies and Gentlemen:

        At your request, we have examined the Registration
Statement on Form S-8 of R.H. Phillips, Inc. (the "Company") which is to be filed with the Securities and Exchange Commission for the purposes of registering under the Securities Act of 1933, as amended (the "Act") 150,000 shares of common stock (the "Stock") for issuance to the Company's employees under its 1999 Employee
Stock Purchase Plan (the "Plan").

        As counsel to the Company, we have examined the Registration Statement, the Plan and the form of subscription agreements to be used with the Plan. We have reviewed documents pertaining to and are familiar with the proceedings the Company has taken to date and which are proposed to be taken in connection with the sale and issuance of the Stock under the Plan. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies.

        Based on the foregoing, and following the effectiveness of the Registration Statement under the Act, it is our opinion that the Stock shall be legally and validly issued, fully paid and nonassessable when issued in the manner described in the Plan and in accordance with the subscription agreements.

        We further consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to the undersigned elsewhere in the Registration Statement and any amendments to it.
This consent is not to be construed as an admission that we are persons whose consent is required to be filed with the Registration Statement under the provisions of Section 7 of the Act.

        We are expressing opinions only as to matters governed by the laws of California and the federal securities laws of the United
States. This opinion is furnished in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

          Sincerely,

          //s//EVERS & HENDRICKSON, LLP

          EVERS & HENDRICKSON, LLP

          By:  Frederick K. Koenen, Partner

Encl.